Exhibit 99.1

ROVI AND TIVO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented below is derived from the historical financial statements of TiVo Corporation (the successor registrant to Rovi Corporation (“Rovi”)) ("TiVo") and TiVo Solutions Inc. ("TiVo Solutions", formerly known as TiVo Inc.), adjusted to give effect to Rovi's acquisition of TiVo Solutions (the "TiVo Acquisition").

The unaudited pro forma condensed combined balance sheet gives effect to the TiVo Acquisition as if it occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations give effect to the TiVo Acquisition as if they occurred on January 1, 2015. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the TiVo Acquisition (as defined in the related notes to the unaudited pro forma condensed combined financial statements below), (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing effect on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

TiVo has a fiscal year that ends on December 31, whereas TiVo Solutions has a fiscal year that ends on January 31. In compiling the unaudited pro forma condensed combined financial statements, TiVo has combined TiVo Solutions’ historical consolidated financial statements for the period closest to TiVo's reporting period. Accordingly, the unaudited pro forma condensed combined balance sheet is derived from: (i) TiVo’s unaudited condensed consolidated balance sheet as of June 30, 2016 and (ii) TiVo Solutions’ unaudited condensed consolidated balance sheet as of July 31, 2016. The unaudited pro forma condensed combined statements of operations are derived from: (i) TiVo's audited consolidated statement of operations for the year ended December 31, 2015 and the unaudited condensed consolidated statement of operations three and six-month periods ended June 30, 2016 and (ii) TiVo Solutions’ audited consolidated statement of operations for the year ended January 31, 2016 and TiVo Solutions’ unaudited condensed consolidated statement of income for the three and six-month periods ended July 31, 2016. Certain reclassification adjustments have been made to conform TiVo’s and TiVo Solutions’ historical financial statements to the basis of presentation used in the unaudited pro forma condensed combined financial statements.

In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with:

•
TiVo’s audited consolidated financial statements for the year ended December 31, 2015 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in TiVo’s Annual Report on Form 10-K for the year ended December 31, 2015 and TiVo’s unaudited condensed consolidated financial statements for the three and six-month periods ended June 30, 2016 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in TiVo’s Quarterly Report on Form 10-Q for the period ended June 30, 2016; and

•
TiVo Solutions’ audited consolidated financial statements for the year ended January 31, 2016 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in TiVo Solutions’ Annual Report on Form 10-K for the year ended January 31, 2016 and TiVo Solutions’ unaudited condensed consolidated financial statements for the three and six-month periods ended July 31, 2016 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in TiVo Solutions’ Quarterly Report on Form 10-Q for the period ended July 31, 2016.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of: (i) results of operations or financial position that would have been achieved had the TiVo Acquisition taken place on the dates indicated or (ii) the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or benefits from anticipated synergies, operating efficiencies or cost savings that may be associated with the TiVo Acquisition, nor do they reflect the costs necessary to achieve any revenue enhancements, anticipated synergies, operating efficiencies or cost savings.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the U.S. Rovi has been treated as the acquirer for accounting purposes. Under this method of accounting, the purchase consideration delivered by TiVo to complete the TiVo Acquisition was generally allocated to the assets acquired and liabilities assumed based on their fair value at the acquisition date. To complete the allocation of purchase consideration to the assets acquired and liabilities assumed at their acquisition date fair value, certain procedures, such as completing accounting valuations and income tax returns and further discussion with TiVo Solutions' management, have to be performed.

TiVo has made significant estimates and assumptions in determining the preliminary fair value of the assets acquired and liabilities assumed based on discussions with TiVo Solutions' management and TiVo’s informed insights into the industries in which TiVo Solutions competes. These preliminary fair value estimates are based on key assumptions of the TiVo Acquisition. Accordingly, the pro forma reclassifications and adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements and are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. Final amounts recorded may differ materially from the preliminary fair value estimates presented in the unaudited pro forma condensed combined financial statements, and such differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
As of June 30, 2016
(in thousands)

	Historical
	TiVo As of June 30, 2016	TiVo Solutions As of July 31, 2016	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$151,274	$444,625	$—	$(187,920)	a	$407,979
Short-term marketable securities	122,619	83,669	—	(83,669)	b	122,619
Accounts receivable, net	88,013	48,996	—	(5,773)	c	131,236
Inventory	—	13,801	—	—		13,801
Deferred cost of technology revenues, current	—	6,693	—	(6,693)	d	—
Prepaid expenses and other current assets	25,481	9,987	—	12,815	e	48,283
Total current assets	387,387	607,771	—	(271,240)		723,918
Long-term marketable securities	80,172	—	—	—		80,172
Deferred cost of technology revenues, long-term	—	11,878	—	(11,878)	d	—
Property and equipment, net	35,211	14,587	—	(3,503)	f	46,295
Intangible assets, net	351,340	52,631	—	470,369	g	874,340
Goodwill	1,344,425	109,059	—	357,395	h	1,810,879
Deferred tax assets, net	—	145,143	1,295	(132,852)	i	13,586
Other long-term assets	7,371	7,270	(1,295)	(4,545)	j	8,801
Total assets	$2,205,906	$948,339	$—	$403,746		$3,557,991

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$64,081	$19,358	$38,920	$129,578	k	$251,937
Accrued liabilities	—	38,920	(38,920)	—		—
Deferred revenue	14,997	169,703	—	(143,063)	l	41,637
Current portion of long-term debt	7,000	—	—	230,000	m	237,000
Total current liabilities	86,078	227,981	—	216,515		530,574
Taxes payable, less current portion	5,217	—	—	—		5,217
Deferred revenue, less current portion	6,467	151,612	—	(115,295)	l	42,784
Long-term debt, less current portion	963,829	186,024	—	(186,024)	m	963,829
Deferred tax liabilities, net	66,899	2,399	—	14,498	i	83,796
Other long-term liabilities	49,325	7,586	—	1,765	i	58,676
Total liabilities	1,177,815	575,602	—	(68,541)		1,684,876
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—	—		—
Common stock	132	145	—	(159)	n	118
Treasury stock	(1,167,575)	(552,154)	—	1,719,729	o	—
Additional paid-in capital	2,445,589	1,267,374	—	(473,101)	p	3,239,862
Accumulated other comprehensive loss	(3,544)	(2,185)	—	2,185	q	(3,544)
Accumulated deficit	(246,511)	(340,443)	—	(776,367)	r	(1,363,321)
Total stockholders’ equity	1,028,091	372,737	—	472,287		1,873,115
Total liabilities and stockholders’ equity	$2,205,906	$948,339	$—	$403,746		$3,557,991

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(in thousands, except per share amounts)

	Historical
	TiVo Year Ended December 31, 2015	TiVo Solutions Year Ended January 31, 2016	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues, net:
Licensing, service and software revenues	$526,271	—	$396,072	$(109,471)	s	$812,872
Service and software revenues	—	175,178	(175,178)	—		—
Technology revenues	—	220,894	(220,894)	—		—
Hardware revenue	—	93,540	—	—		93,540
Total Revenue, net	526,271	489,612	—	(109,471)		906,412
Cost of revenues, excluding depreciation and amortization of intangible assets:
Cost of licensing, service and software revenues	102,970	—	94,817	(15,222)	t	182,565
Cost of service and software revenues	—	65,536	(65,536)	—		—
Cost of technology revenues	—	33,426	(33,426)	—		—
Cost of hardware revenue	—	97,587	(353)	—		97,234
Total cost of revenue, excluding depreciation and amortization of intangible assets	102,970	196,549	(4,498)	(15,222)		279,799
Research and development	100,627	107,760	(880)	1,299	u	208,806
Selling, general and administrative	154,448	—	106,059	3,159	v	263,666
Sales and marketing	—	46,705	(46,705)	—		—
Sales and marketing, subscription acquisition costs	—	11,629	(11,629)	—		—
General and administrative	—	59,787	(59,787)	—		—
Depreciation	17,410	—	6,846	—		24,256
Amortization of intangible assets	76,982	—	10,594	81,683	w	169,259
Restructuring and asset impairment charges	2,160	12,820	—	—		14,980
Gain on sale of patents	(82)	—	—	—		(82)
Total costs and expenses	454,515	435,250	—	70,919		960,684
Operating income (loss)	71,756	54,362	—	(180,390)		(54,272)
Interest expense	(46,826)	(20,512)	—	7,003	x	(60,335)
Interest income and other, net	716	4,168	—	(880)	y	4,004
Loss on interest rate swaps	(13,368)	—	—	—		(13,368)
Loss on debt extinguishment	(2,815)	—	—	—		(2,815)
Income (Loss) before income taxes	9,463	38,018	—	(174,267)		(126,786)
Income tax expense (benefit)	13,755	16,321	—	(14,297)	z	15,779
Net (loss) income	$(4,292)	$21,697	$—	$(159,970)		$(142,565)

Basic loss per share:	$(0.05)					$(1.21)
Weighted average shares used in computing basic loss per share	84,133			33,679	aa	117,812
Diluted loss per share:	$(0.05)					$(1.21)
Weighted average shares used in computing diluted loss per share	84,133			33,679	aa	117,812

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2016
(in thousands, except per share amounts)

	Historical
	TiVo Three Months Ended June 30, 2016	TiVo Solutions Three Months Ended July 31, 2016	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues, net:
Licensing, service and software revenues	$125,245	—	$99,081	$(27,005)	s	$197,321
Service and software revenues	—	46,375	(46,375)	—		—
Technology revenues	—	52,706	(52,706)	—		—
Hardware revenue	—	8,579	—	—		8,579
Total Revenue, net	125,245	107,660	—	(27,005)		205,900
Cost of revenues, excluding depreciation and amortization of intangible assets:
Cost of licensing, service and software revenues	24,965	—	27,171	(2,990)	t	49,146
Cost of service and software revenues	—	16,180	(16,180)	—		—
Cost of technology revenues	—	7,377	(7,377)	—		—
Cost of hardware revenue	—	10,226	(86)	—		10,140
Total cost of revenue, excluding depreciation and amortization of intangible assets	24,965	33,783	3,528	(2,990)		59,286
Research and development	24,184	22,038	(324)	54	u	45,952
Selling, general and administrative	42,563	—	20,599	(5,043)	v	58,119
Sales and marketing	—	9,740	(9,740)	—		—
Sales and marketing, subscription acquisition costs	—	898	(898)	—		—
General and administrative	—	17,769	(17,769)	—		—
Depreciation	4,325	—	1,631	—		5,956
Amortization of intangible assets	19,030	—	2,973	20,096	w	42,099
Restructuring and asset impairment charges	—	18	—	—		18
Total costs and expenses	115,067	84,246	—	12,117		211,430
Operating income (loss)	10,178	23,414	—	(39,122)		(5,530)
Interest expense	(10,859)	(3,367)	—	1,837	x	(12,389)
Interest income and other, net	(14)	1,222	—	(266)	y	942
Loss on interest rate swaps	(5,507)	—	—	—		(5,507)
(Loss) Income before income taxes	(6,202)	21,269	—	(37,551)		(22,484)
Income tax expense (benefit)	3,206	7,884	—	(7,772)	z	3,318
Net (loss) income	$(9,408)	$13,385	$—	$(29,779)		$(25,802)

Basic loss per share:	$(0.11)					$(0.22)
Weighted average shares used in computing basic loss per share	82,110			33,679	aa	115,789
Diluted loss per share:	$(0.11)					$(0.22)
Weighted average shares used in computing diluted loss per share	82,110			33,679	aa	115,789

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2016
(in thousands, except per share amounts)

	Historical
	TiVo Six Months Ended June 30, 2016	TiVo Solutions Six Months Ended July 31, 2016	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues, net:
Licensing, service and software revenues	$243,629	—	$198,795	$(53,746)	s	$388,678
Service and software revenues	—	92,521	(92,521)	—		—
Technology revenues	—	106,274	(106,274)	—		—
Hardware revenue	—	16,122	—	—		16,122
Total Revenue, net	243,629	214,917	—	(53,746)		404,800
Cost of revenues, excluding depreciation and amortization of intangible assets:
Cost of licensing, service and software revenues	47,502	—	52,732	(6,463)	t	93,771
Cost of service and software revenues	—	32,430	(32,430)	—		—
Cost of technology revenues	—	14,686	(14,686)	—		—
Cost of hardware revenue	—	20,736	(190)	—		20,546
Total cost of revenue, excluding depreciation and amortization of intangible assets	47,502	67,852	5,426	(6,463)		114,317
Research and development	46,853	50,022	(633)	(85)	u	96,157
Selling, general and administrative	78,645	—	46,584	(10,013)	v	115,216
Sales and marketing	—	20,243	(20,243)	—		—
Sales and marketing, subscription acquisition costs	—	2,043	(2,043)	—		—
General and administrative	—	38,320	(38,320)	—		—
Depreciation	8,559	—	3,274	—		11,833
Amortization of intangible assets	38,162	—	5,955	40,184	w	84,301
Restructuring and asset impairment charges	2,333	3,746	—	—		6,079
Total costs and expenses	222,054	182,226	—	23,623		427,903
Operating income (loss)	21,575	32,691	—	(77,369)		(23,103)
Interest expense	(21,390)	(7,698)	—	3,642	x	(25,446)
Interest income and other, net	(31)	2,479	—	(581)	y	1,867
Loss on interest rate swaps	(18,594)	—	—	—		(18,594)
(Loss) Income before income taxes	(18,440)	27,472	—	(74,308)		(65,276)
Income tax expense (benefit)	8,620	9,932	—	(9,640)	z	8,912
Net (loss) income	$(27,060)	$17,540	$—	$(64,668)		$(74,188)

Basic loss per share:	$(0.33)					$(0.64)
Weighted average shares used in computing basic loss per share	81,742			33,679	aa	115,421
Diluted loss per share:	$(0.33)					$(0.64)
Weighted average shares used in computing diluted loss per share	81,742			33,679	aa	115,421

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of the Transaction

On April 28, 2016, Rovi Corporation ("Rovi") and TiVo Inc. (now known as TiVo Solutions Inc.) ("TiVo Solutions") entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and for Rovi to acquire TiVo Solutions in a cash and stock transaction (the "TiVo Acquisition"). Following consummation of the TiVo Acquisition on September 7, 2016 (the "TiVo Acquisition Date"), TiVo Corporation owns both Rovi and TiVo Solutions. The common stock of Rovi and TiVo Solutions was de-registered after completion of the TiVo Acquisition and Rovi stockolders were provided one share in TiVo Corporation for each share of Rovi common stock owned as of the TiVo Acquisition Date. In addition, all treasury stock held by Rovi was canceled at the TiVo Acquisition Date. Rovi is the predecessor registrant to TiVo Corporation. As used herein, the “Company” refers to Rovi when referring to periods prior to and including September 7, 2016 and TiVo Corporation when referring to periods subsequent to September 7, 2016.

Holders of 9.9 million shares of TiVo Solutions common stock outstanding at the TiVo Acquisition Date did not vote to approve the TiVo Acquisition and asserted their appraisal rights under Delaware law with respect to such shares ("Dissenting Holders", and the shares held by such Dissenting Holders, the "Dissenting Shares"). The merger consideration for the Dissenting Shares is currently held in an account by the exchange agent in the TiVo Acquisition. The Dissenting Holders must decide whether or not to receive the consideration they are entitled to as a result of the merger within 60 days of the TiVo Acquisition Date. If the Dissenting Holders do not elect to receive the merger consideration, they will have until 120 days after the TiVo Acquisition Date to file a petition for appraisal in the Delaware Court of Chancery. Should the Court of Chancery reach a verdict on any such claim, the Dissenting Holders will be entitled to receive a cash payment in an amount equal to the fair value of their shares (as determined in accordance with the provisions of Delaware law) in lieu of the shares of TiVo Corporation which they would otherwise have been entitled to receive. The Dissenting Holders would also receive prejudgment interest on any appraisal award, which would be calculated at a rate of 5% above the Federal Reserve Discount Rate compounded quarterly.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of TiVo and TiVo Solutions. Certain financial statement line items included in the historical financial statements have been disaggregated, condensed or classified differently to provide consistent presentation in the unaudited pro forma condensed combined financial statements. In addition, where TiVo and TiVo Solutions had different financial statement presentations, TiVo has made reclassification adjustments to conform TiVo Solutions' presentation with TiVo's presentation. See Note 3 for further details. TiVo has a fiscal year that ends on December 31, whereas TiVo Solutions had a fiscal year that ended on January 31.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. Rovi has been treated as the acquirer for accounting purposes. Under the acquisition method of accounting, purchase consideration delivered by TiVo to complete the TiVo Acquisition was generally allocated to the assets acquired and liabilities assumed from TiVo Solutions based on their fair value at the TiVo Acquisition Date. TiVo has made significant estimates and assumptions in determining the preliminary fair value of the assets acquired and liabilities assumed. These preliminary fair value estimates are based on key assumptions of the TiVo Acquisition. Accordingly, the pro forma reclassifications and adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements and are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. Final amounts recorded may differ materially from the preliminary fair value estimates presented in the unaudited pro forma condensed combined financial statements, and such differences could have a material effect on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or benefits from anticipated synergies, operating efficiencies or cost savings that may be associated with the mergers, nor do they reflect the costs necessary to achieve any revenue enhancements, anticipated synergies, operating efficiencies or cost savings.

3. Financial Statement Classification Adjustments

The unaudited pro forma condensed combined balance sheet gives effect to the TiVo Acquisition as if it occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations give effect to the TiVo Acquisition as if it occurred on January 1, 2015. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the TiVo Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing effect on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The following reclassification adjustments were made to the condensed consolidated balance sheets:

•
On its historical condensed consolidated balance sheet, TiVo Solutions reported deferred tax assets, net as a separate line item within noncurrent assets, whereas TiVo classified similar amounts as deferred tax assets, net within other long-term assets. Due to the significance of TiVo Solutions’ deferred tax assets, net, TiVo has reclassified its deferred tax assets, net to a separate line item within non-current assets.

•
On its historical condensed consolidated balance sheet, TiVo Solutions reported accrued liabilities as a separate line item within current liabilities, whereas TiVo classified similar amounts as accounts payable and accrued expenses within current liabilities. TiVo has reclassified accrued liabilities in TiVo Solutions’ condensed consolidated balance sheet to conform to TiVo’s presentation.

The following reclassifications were made to TiVo Solutions’ statements of operations for the year ended January 31, 2016 and the three and six-month periods ended July 31, 2016:

•
On its historical statements of operations, TiVo Solutions presented revenues and cost of revenues disaggregated into three categories, whereas TiVo presented one category of revenues and cost of revenues on its historical statement of operations. Due to the significance of TiVo Solutions’ hardware revenue and costs, TiVo has reclassified revenues and cost of revenues in the unaudited pro forma condensed combined statements of operations into two categories: Licensing, service and software; and Hardware.

•
On its historical statements of operations, TiVo Solutions presented depreciation and amortization of intangible assets within its functional costs by including a portion of the costs in Cost of revenues, Research and development and General and administrative expenses, whereas TiVo separately presented Depreciation and Amortization of intangible assets as individual line items on its historical statement of operations. TiVo has reclassified depreciation and amortization of intangible assets reflected in TiVo Solutions’ Cost of revenues, Research and development and General and administrative expenses to separate statement of operations line items in the unaudited pro forma condensed combined statements of operations to conform to TiVo’s presentation.

•
On its historical statements of operations, TiVo Solutions presented patent litigation and maintenance costs within General and administrative expenses, whereas TiVo presented patent litigation and maintenance costs within Cost of goods sold on its historical statement of operations. TiVo has reclassified patent litigation and maintenance costs reflected in TiVo Solutions’ General and administrative expenses to Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets in the unaudited pro forma condensed combined statements of operations to conform to TiVo's presentation.

•
On its historical statements of operations, TiVo Solutions separately presented Sales and marketing, Sales and marketing, subscription acquisition costs and General and administrative expenses, whereas TiVo presented similar costs in the single line item Selling, general and administrative expenses on its historical statement of operations. TiVo has reclassified TiVo Solutions’ Sales and marketing, Sales and marketing, subscription acquisition costs and General and administrative expenses to Selling, general and administrative expenses in the unaudited pro forma condensed combined statements of operations to conform to TiVo's presentation.

4. Estimate of Purchase Price and Purchase Price Allocation

The preliminary estimate of the aggregate merger consideration used in these unaudited pro forma condensed combined financial statements was as follows (in thousands):

Aggregate cash consideration	$269,990
Aggregate fair value of TiVo common stock issued	751,385
Fair value of assumed TiVo Solutions employee stock options and stock-based awards allocated to merger consideration	22,640
Accrual for merger consideration	85,711
Total estimated merger consideration	$1,129,726

The cash portion of the merger consideration was funded with cash on hand of the combined company. On closing, each share of TiVo Solutions common stock was converted into 0.3853 of a share of TiVo common stock (other than shares of TiVo Solutions common stock held by those TiVo Solutions stockholders who have properly demanded and not waived or withdrawn appraisal rights under Delaware law). The fair value of shares of TiVo common stock issued in the TiVo Acquisition was based on a Rovi stock price of $22.42 per share at the close of trading on September 7, 2016. In connection with the TiVo Acquisition, 33.5 million shares of TiVo Corporation common stock were issued to TiVo Solutions stockholders. In addition, as the Dissenting Holders have not decided whether or not to receive the consideration they are entitled to as a result of the TiVo Acquisition, $85.7 million of merger consideration was accrued at the TiVo Acquisition Date related to the Dissenting Holders. The accrual for merger consideration was calculated based on 9.9 million Dissenting Shares assuming a right to receive 0.3853 shares of TiVo Corporation common stock, or 3.8 million shares of TiVo Corporation common stock. The accrued merger consideration is presented in Accounts payable and accrued expenses on the Condensed Consolidated Balance Sheets. In addition, TiVo Corporation paid $2.75 per share in cash, or $27.3 million, to an account related to the cash portion of the merger consideration due to the Dissenting Shares on the TiVo Acquisition Date. See Note 1 for further details on the appraisal rights matters.

A portion of the purchase price has been attributed to the substitution of TiVo Solutions stock-based awards outstanding as of TiVo Acquisition Date for corresponding TiVo stock-based awards. The fair value of TiVo Solutions' stock-based awards assumed in connection with the TiVo Acquisition was allocated between pre-acquisition service and post-acquisition service based on the proportion of service rendered from the grant date to the TiVo Acquisition Date compared to the total vesting period. Share-based compensation allocated to pre-acquisition service was included as part of the merger consideration paid for TiVo Solutions. Pursuant to the Merger Agreement, holders of TiVo Solutions stock options and stock-based awards received a portion of the aggregate consideration in the form of awards of TiVo common stock with substantially similar terms, except for performance-based awards. Awards subject to vesting based on performance conditions converted to awards subject to vesting based on service conditions assuming the performance metrics were achieved at target through the TiVo Acquisition Date.

The preliminary purchase price allocation of the aggregate merger consideration used in these unaudited pro forma condensed combined financial statements was as follows based on TiVo Solutions’ historical financial statements as of July 31, 2016 (in thousands):

Cash, cash equivalents and marketable securities	$528,294
Accounts receivable	43,223
Inventory	13,801
Prepaid expenses and other current assets and other long-term assets	25,527
Property and equipment	11,084
Intangible assets:
Developed technology and patents	154,000
Existing contracts and customer relationships	355,000
Trademarks / Tradenames	14,000
Goodwill	466,454
Accounts payable and accrued expenses and other long-term liabilities	(95,956)
Deferred revenue	(62,957)
Current portion of long-term debt	(230,000)
Deferred tax liabilities, net	(92,744)
Total merger consideration	$1,129,726

5. Pro Forma Merger Adjustments

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the TiVo Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing effect on the combined results. The pro forma combined consolidated income tax expense does not necessarily reflect the amounts that would have resulted had TiVo and TiVo Solutions filed consolidated income tax returns during the periods presented.

Balance Sheet Adjustments

(a) Adjustments to cash and cash equivalents are:

•	Proceeds from sale of marketable securities to fund the cash portion of the merger consideration.

•
Payment of the cash portion of the merger consideration. The aggregate cash consideration of $270.0 million. represents $2.75 per share multiplied by the number of shares of TiVo Solutions common stock outstanding, excluding unvested employee stock-based awards, at the Acquisition Date.

•
On completion of the TiVo Acquisition, TiVo began implementing its integration plans which are intended to realize operational synergies between Rovi and TiVo Solutions. As a result of these integration plans, TiVo paid severance costs related to termination and transition agreements with former TiVo Solutions senior executives and Rovi's former Chief Operating Officer.

(in thousands)	June 30, 2016
Proceeds from sale of marketable securities	$83,669
Payment of cash portion of transaction consideration	(269,990)
Payments for severance	(1,599)
$(187,920)

(b) Sale of marketable securities to fund the cash portion of the merger consideration.

(c) Adjustments to accounts receivable are to:

•	Eliminate intercompany amounts due from TiVo Solutions to TiVo as TiVo Solutions purchases products from TiVo.

•	Adjust historical TiVo Solutions amounts to fair value.

(in thousands)	June 30, 2016
Eliminate intercompany amounts	$(984)
Adjust historical TiVo Solutions amounts to fair value	(4,789)
$(5,773)

(d) Reflects a decrease in deferred cost of technology revenues to adjust historical TiVo Solutions amounts to a fair value of zero.

(e) Reflects an increase in prepaid expenses and other current assets to adjust historical TiVo Solutions amounts, including receivables arising from TiVo Solutions' agreement with its counterparties to early terminate the convertible note hedge transactions it purchased related to the 2021 Notes described in (m), to fair value.

(f) Reflects a decrease in fixed assets to adjust historical TiVo Solutions amounts to fair value.

(g) Adjustments to intangible assets, net are to:

•	Eliminate TiVo Solutions’ intangible assets, net.

•	Add the estimated fair value of intangible assets acquired.

(in thousands)	June 30, 2016
Eliminate TiVo Solutions intangible assets, net	$(52,631)
Estimated fair value of intangible assets acquired:
Developed technology and patents	154,000
Existing contracts and customer relationships	355,000
Trademarks / Tradenames	14,000
$470,369

(h) Adjustments to goodwill are to:

•	Eliminate TiVo Solutions’ goodwill.

•	Add estimated goodwill resulting from the TiVo Acquisition.

(in thousands)	June 30, 2016
Eliminate TiVo Solutions goodwill	$(109,059)
Estimated goodwill resulting from TiVo Acquisition	466,454
$357,395

(i) Adjustments to deferred income taxes are to:

•	Reflect the deferred tax effects of the pro forma adjustments described herein.

•	Reflect the recognition of revenue which was previously deferred for tax purposes and the recognition of a deferred tax asset for post-acquisition deferred revenue.

•
Reflect changes in the TiVo deferred tax asset valuation allowance resulting from the TiVo Acquisition. As a result of recording deferred tax liabilities related to the TiVo Acquisition, TiVo determined that Rovi's deferred tax asset valuation allowance should be reduced. A change in an acquirer’s valuation allowance for a deferred tax asset that results from a change in the acquirer’s circumstances caused by a business combination is accounted for as an event separate from the business combination. As this deferred tax asset valuation allowance reduction is nonrecurring in nature and is directly related to the TiVo Acquisition, TiVo recorded the decrease in Rovi's deferred tax asset valuation allowance as an increase to retained earnings in the unaudited pro forma condensed combined balance sheet. The reduction in the deferred tax asset valuation allowance results in a reduction to TiVo's income tax expense in the period ended September 30, 2016, which is the reporting period in which the TiVo Acquisition was consummated.

•
Combine TiVo Solutions’ deferred tax positions with TiVo’s deferred tax positions results in certain amounts being reclassified between deferred tax assets, net and deferred tax liabilities, net to reflect the effects of jurisdictional netting.

(in thousands)	June 30, 2016
	Deferred Tax Assets, net	Deferred Tax Liabilities, net	Other long-term liabilities
Tax effect of adjusting acquired assets and assumed liabilities to fair value	$(49,579)	$90,345	$1,765
Recognition of previously deferred revenue for tax purposes and recognition of a deferred tax asset for post-acquisition deferred revenue	(95,564)	—	—
Effect of changes in Rovi’s deferred tax asset valuation allowance	88,138	—	—
Effect of jurisdictional netting	(75,847)	(75,847)	—
	$(132,852)	$14,498	$1,765

(j) Reflects a decrease in other long-term assets to adjust historical TiVo Solutions’ capitalized software to fair value.

(k) Adjustments to accounts payable and accrued expenses are to:

•	Eliminate intercompany amounts due from TiVo Solutions to TiVo as TiVo Solutions purchases products from TiVo.

•
Adjust historical TiVo Solutions’ amounts, including payables arising from TiVo Solutions' agreement with its counterparties to early terminate the warrants it issued related to the 2021 Notes described in (m), to fair value.

•	Accrue merger-related expenses, including advisory, legal, accounting, valuation and other professional services and consulting fees expected to be incurred in connection with the TiVo Acquisition.

•	Accrue severance costs related to termination and transition agreements with former TiVo Solutions senior executives and Rovi's former Chief Operating Officer as described in (a).

•	Recognize liability for merger consideration due to Dissenting Holders as described in Note 4.

(in thousands)	June 30, 2016
Eliminate intercompany amounts	$(3,069)
Adjust historical TiVo Solutions amounts to fair value	14,919
Accrue expected merger-related expenses	26,036
Accrue severance costs	5,981
Recognize liability for merger consideration	85,711
$129,578

(l) Reflects a decrease in deferred revenue to adjust historical TiVo Solutions amounts to fair value. Deferred revenue related to TiVo Solutions’ patent licensing agreements has been reduced to a fair value of zero. Deferred revenue related to providing the TiVo service to TiVo Solutions’ retail and service provider customers has been reduced by approximately 25% and 41%, respectively.

(m) Adjustments to debt are:

•
In September 2014, TiVo Solutions issued $230.0 million in aggregate principal amount of 2.0% Convertible Senior Notes (the "2021 Notes") due October 1, 2021 at par. At July 31, 2016, the $186.0 million carrying amount of the 2021 Notes was classified as long-term in TiVo Solutions’ condensed consolidated balance sheet. The closing of TiVo Acquisition triggered a "Fundamental Change" under the indenture governing the 2021 Notes, which required TiVo Solutions to offer to repurchase the 2021 Notes at par plus accrued and unpaid interest. In addition, as a result of the Fundamental Change, holders of the 2021 Notes had the right to convert the 2021 Notes at their option. Substantially all holders of the 2021 Notes required TiVo Solutions to repurchase their 2021 Notes on October 12, 2016. As the 2021 Notes were subject to repurchase following the TiVo Acquisition, the carrying amount of the 2021 Notes has been reclassified to current in unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined financial statements do not reflect an adjustment to reflect the effect of the 2021 Notes being repurchased by TiVo Solutions after the TiVo Acquisition closed.

•	To adjust the carrying amount of the 2021 Notes assumed in the TiVo Acquisition to fair value.

(in thousands)	June 30, 2016
	Current	Noncurrent
Reclassify 2021 Notes to current	$186,024	$(186,024)
Adjust carrying amount of 2021 Notes to fair value	43,976	—
	$230,000	$(186,024)

(n) Adjustments to common stock are to:

•	Eliminate TiVo Solutions’ common stock.

•	Cancel par value for TiVo common shares held in treasury stock.

•	Add par value for TiVo common shares issued to TiVo Solutions stockholders and holders of TiVo Solutions equity-based awards.

(in thousands)	June 30, 2016
Eliminate TiVo Solutions common stock	$(145)
Cancel TiVo treasury stock	(50)
Issue TiVo common stock	36
$(159)

(o) Adjustments to treasury stock are to:

•	Eliminate TiVo Solutions’ treasury stock.

•	Cancel Tivo's treasury stock.

(in thousands)	June 30, 2016
Eliminate TiVo Solutions treasury stock	$552,154
Cancel TiVo treasury stock	1,167,575
$1,719,729

(p) Adjustments to additional paid-in capital are to:

•	Eliminate TiVo Solutions’ additional paid-in capital.

•	Add additional paid-in capital for TiVo common shares issued to TiVo Solutions stockholders and holders of TiVo Solutions equity-based awards.

•
Add additional paid-in capital for the fair value of TiVo Solutions' stock-based awards assumed in the TiVo Acquisition allocated to pre-acquisition service and included as part of the merger consideration.

•
Recognize additional paid-in capital for the incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards assumed in the TiVo Acquisition that were vested at the TiVo Acquisition Date.

•
Recognize compensation cost for share-based payments assumed in the TiVo Acquisition in additional paid-in capital related to termination and transition agreements with former TiVo Solutions senior executives and Rovi's former Chief Operating Officer as described in (a).

(in thousands)	June 30, 2016
Eliminate TiVo Solutions additional paid-in capital	$(1,267,374)
TiVo common stock issued	751,349
Fair value of assumed TiVo Solutions employee stock options and stock-based awards allocated to merger consideration	22,640
Incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards vested at the Acquisition Date	5,553
Compensation cost for share-based payments related to termination and transition agreements	14,731
$(473,101)

(q) Reflects the elimination of TiVo Solutions' accumulated other comprehensive loss.

(r) Adjustments to accumulated deficit are to:

•	Eliminate TiVo Solutions’ accumulated deficit.

•	Recognize costs related to termination and transition agreements with former TiVo Solutions senior executives and Rovi's former Chief Operating Officer as described in (a).

•	Adjust accumulated deficit for changes in TiVo’s deferred tax asset valuation allowance resulting from the TiVo Acquisition as described in (i).

•	Recognize accumulated deficit for merger-related expenses expected to be incurred by TiVo as described in (k).

•	Cancel Tivo's treasury stock as described in (o).

•
Recognize the incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards assumed in the TiVo Acquisition that were vested at the TiVo Acquisition Date as described in (p).

(in thousands)	June 30, 2016
Eliminate TiVo Solutions accumulated deficit	340,443
Reflect effect of termination and transition agreements	(22,311)
Reflect effect of changes in Rovi's deferred tax asset valuation allowance	88,138
Merger-related expenses expected to be incurred by TiVo	(9,559)
Cancel TiVo treasury stock	(1,167,525)
Incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards vested at the Acquisition Date	(5,553)
$(776,367)

Statements of Operations Adjustments

(s) Adjustments to revenues are to:

•	Eliminate intercompany revenue as TiVo Solutions purchases products from TiVo.

•	Adjust historical TiVo Solutions’ deferred revenue amortization to fair value.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Eliminate intercompany licensing, services and software revenues	$(7,604)	$(2,985)	$(5,042)
Adjust licensing, services and software deferred revenue amortization to fair value	(101,867)	(24,020)	(48,704)
	$(109,471)	$(27,005)	$(53,746)

(t) Adjustments to cost of revenues, excluding depreciation and amortization of intangible assets are to:

•	Eliminate intercompany cost of revenue as TiVo Solutions purchases products from TiVo.

•	Adjust historical TiVo Solutions’ deferred technology cost amortization to a fair value of zero.

•
Recognize compensation for the incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards assumed in the TiVo Acquisition that were unvested at the TiVo Acquisition Date.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Eliminate intercompany licensing, services and software cost of revenues	$(8,884)	$(1,290)	$(3,106)
Adjust licensing, services and software cost of revenues to fair value	(6,919)	(1,725)	(3,436)
Recognize incremental share-based compensation	581	25	79
	$(15,222)	$(2,990)	$(6,463)

(u) Adjustments to research and development expense are to:

•
Eliminate professional fees to consummate the merger agreement recorded in TiVo's condensed consolidated statement of operations. Since these expenses will not have a continuing effect on the combined business, they have been excluded from the unaudited pro forma condensed combined statement of operations.

•
Recognize compensation for the incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards assumed in the TiVo Acquisition that were unvested at the TiVo Acquisition Date.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Eliminate expenses with no continuing effect on the combined business	$—	$—	$(243)
Recognize incremental share-based compensation	1,299	54	158
	$1,299	$54	$(85)

(v) Adjustments to selling, general and administrative expense are to:

•
Eliminate professional fees to consummate the merger agreement recorded in TiVo's condensed consolidated statement of operations. Since these expenses will not have a continuing effect on the combined business, they have been excluded from the unaudited pro forma condensed combined statement of operations.

•
Recognize compensation for the incremental fair value of TiVo replacement stock options and stock-based awards over TiVo Solutions stock options and stock-based awards assumed in the TiVo Acquisition that were unvested at the TiVo Acquisition Date.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Eliminate expenses with no continuing effect on the combined business	$—	$(5,128)	$(10,290)
Recognize incremental share-based compensation	3,159	85	277
	$3,159	$(5,043)	$(10,013)

(w) Adjustments to amortization of intangible assets expense are to:

•	Eliminate TiVo Solutions’ amortization expense.

•
Add estimated amortization expense based on the fair value of intangible assets acquired. Amortization expense for intangible assets acquired in the TiVo Acquisition has been calculated on a straight-line basis with a weighted average useful life of 8 years for developed technology and patents and 11 years for existing contracts and customer relationships. Trade name intangible assets have been assigned an indefinite useful life, and are not subject to amortization.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Eliminate TiVo Solutions amortization expense	$(10,594)	$(2,973)	$(5,955)
Amortization of intangible assets acquired	92,277	23,069	46,139
	$81,683	$20,096	$40,184

(x) Adjustments to interest expense reflect the effect of adjusting the carrying amount of TiVo Solutions' 2021 Notes to fair value. By adjusting the carrying amount of the 2021 Notes to fair value, which approximates par value, no amortization of debt issue costs or debt discount is necessary.

(y) Reflects a reduction in interest income resulting from merger consideration of $270.0 million paid in cash assuming an annual weighted average interest rate of 0.4%.

(z) Adjustments to income tax expense are:

•	The income tax effects of pro forma adjustments utilizing a tax rate of 0.0%, which represents the effective income tax rate, after utilization of net operating loss carryforwards.

•	Adjust TiVo Solutions deferred tax expense.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
Tax effect of pro forma adjustments	$—	$—	$—
Adjust TiVo Solutions' deferred tax expense	(14,297)	(7,772)	(9,640)
	$(14,297)	$(7,772)	$(9,640)

(aa) Reflects shares of TiVo common stock issued to TiVo Solutions stockholders and TiVo common stock equivalents that are dilutive as a result of net income for the period on a pro forma combined basis.

(in thousands)	Twelve months ended December 31, 2015	Three months ended June 30, 2016	Six months ended June 30, 2016
New Parent shares to be issued—Basic	33,679	33,679	33,679
Dilutive common stock equivalents	—	—	—
New Parent shares to be issued—Diluted	33,679	33,679	33,679

6. Pro Forma Loss Per Share

Shares used in computing pro forma combined basic and diluted loss per share are based on the weighted average outstanding shares of TiVo common stock and common stock equivalents for the periods presented, plus 33.7 million shares of TiVo common stock issued to former TiVo Solutions stockholders on the TiVo Acquisition Date. Common stock equivalents have not been included as they have an anti-dilutive effect on earnings per share as a result of a loss for the periods.